UNITED STATES

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

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Nabi Biopharmaceuticals

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NEWS RELEASE

Investor Relations

301-770-3099 | www.nabi.com

FOR IMMEDIATE RELEASE

RiskMetrics Group and Glass Lewis & Co. Support Nabi Biopharmaceuticals’

Proposed NicVAX Option and License Agreement

Rockville, MD, February 18, 2010 – Nabi Biopharmaceuticals (Nasdaq: NABI) (the “Company”) announced today that RiskMetrics Group (ISS) and Glass Lewis & Co., two of the nation’s leading independent proxy advisory firms, recommend that stockholders of the Company vote “FOR” the Company’s exclusive option and license agreement for NicVAX®, (Nicotine Conjugate Vaccine) with GlaxoSmithKline Biologicals S.A., dated as of November 13, 2009, and the transactions contemplated thereby. ISS and Glass Lewis provide voting advice to hundreds of institutional investors, mutual and pension funds and other fiduciaries.

“The recommendations of these two leading independent proxy advisory firms confirm our Board of Directors’ unanimous view that the proposed NicVAX exclusive option and license agreement is in the best interests of our stockholders,” said Dr. Raafat Fahim, President and Chief Executive Officer of Nabi Biopharmaceuticals. “We urge all of our stockholders to vote “FOR” the NicVAX option and license agreement and the transactions contemplated thereby.”

Stockholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed NicVAX option and license agreement and reasons behind the Board of Directors’ unanimous recommendation that stockholders vote “FOR” the NicVAX option and license agreement and the transactions contemplated thereby. Stockholders who have questions about the NicVAX option and license agreement and the transactions contemplated thereby or need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, Morrow & Co., LLC, toll free at 1-800-662-5200.

The Company’s special meeting of stockholders is scheduled for Tuesday, March 2, 2010, at 10:00 a.m., local time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland. Stockholders of record at the close of business on January 25, 2010 are entitled to notice of and to vote at the special meeting.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop products that target serious medical conditions in the areas of nicotine addiction and gram-positive bacterial infections. Nabi Biopharmaceuticals is currently developing NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse. The company is headquartered in Rockville, Maryland. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

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